SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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SECTION 8 – Other Events

Item 8.01 Other Events

On August 30, 2018, the District Court for Dallas County, Texas (the “Court”) entered a final judgment and order in our favor and against Jerry Grisaffi (“Grisaffi”) in the case entitled Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. v. Jerry Grisaffi, et al; Case Number DC-17-15441. In that case, we have been seeking the return of Series A Preferred Stock (“Series A”) issued to Grisaffi, our former Chairman of the Board, and common stock issued to certain other defendants or later obtained by certain other defendants for little or no consideration paid to the Company. We have alleged, among other things, that Grisaffi breached his fiduciary duty to the Company by issuing the Series A preferred shares to himself and by issuing common stock to himself and others. We are also seeking to void the Indemnification and Release Agreement (“Indemnification”) between the Company and Grisaffi that was executed in June 2017. Previously, on August 3, 2018, the Court entered an order dismissing Grisaffi’s derivative claims in the case.

On August 29, 2018, after a show cause hearing, the Court entered an order sanctioning Grisaffi for his repeated and unexcused refusals to make discovery in the case. As a sanction, the Court struck Grisaffi’s pleadings in the case and, on August 30, 2018, entered a Default Judgment against him. Under the Court’s Default Judgment:

1.                  The Court entered a monetary judgment against Grisaffi and in favor of the Company in the amount of $3,500,000 for fraud, breach of fiduciary duty, and conversion with respect to the Series A preferred stock.

2.                  The Court declared that the Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock and promissory notes issued in connection with the Employment Agreement were also void ab initio and of no force and effect, including but not limited to:

a.	The 1,000,000 shares of Series A Preferred Stock issued to Grisaffi;

b.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $184,300 dated April 1, 2016; and

c.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $200,150.20 dated June 19, 2017.

3.                  The Court declared that Grisaffi’s sale of the Series A Preferred Stock to LSW Holdings, LLC was made with actual intent to hinder, delay, or defraud creditors and was thus a fraudulent transfer under Texas law.

4.                  The Court declared that the issuance of 10,000,000 shares of common stock to Lily Li and the 11,000,000 shares of common stock issued to Epic One Group, LLC were made without lawful consideration, and constituted breaches of fiduciary duty by Grisaffi.

5.                  The Court declared that an Indemnification was procured through fraud and breach of fiduciary duty and is therefore void and unenforceable.

6.                  The Court ruled that Grisaffi shall take nothing by his counterclaims in the case.

Finally, the Court ruled that our continuing claims against the other defendants in the case are to be severed and docketed under a separate cause of action and case number. The judgment and order entered August 30, 2018 concludes our litigation in district court as against Grisaffi. We will continue to pursue our claims against the other defendants in the case.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: August 31, 2018

By: /s/ Michael Welch

Michael R. Welch

President and Chief Executive Officer

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